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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of GEICO Corporation (the Company) on Amendment No. 1 to Form S-3 of our report dated February 17, 1995, on our audit of the consolidated financial statements of the Company and its subsidiaries as of December 31, 1994 and 1993, and for the three years in the period ended December 31, 1994, which appears on page 27 of the Company's 1994 Annual Report to Shareholders and is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and of our report dated February 17, 1995 on the related Financial Statement Schedules, which appears on page 17 of such Annual Report on Form 10-K. We also consent to the reference to our Firm under the heading "Experts" in such registration statement.



                                                     Coopers & Lybrand L.L.P.


Washington, D.C.
April 12, 1995